CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-291965 on Form S-8 of our report dated March 25, 2026, relating to the financial statements of Park Dental Partners, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Minneapolis, MN

March 25, 2026